Exhibit 10.10.1

FIRST AMENDMENT TO SHAREHOLDERS’ AGREEMENT

by and among

FLEETWOOD HOMES, INC.

and

ITS SHAREHOLDERS

Dated as of November 30, 2010

FIRST AMENDMENT TO SHAREHOLDERS’ AGREEMENT

This FIRST AMENDMENT TO SHAREHOLDERS’ AGREEMENT (the “First Amendment”) is dated as of November 30, 2010, by and among Fleetwood Homes, Inc., a Delaware Corporation (the “Company”), the Shareholders listed on Schedule A to the Shareholders’ Agreement (as defined below) and such other Shareholders who may become a party thereto and hereto from time to time after the date hereof. The parties to this First Amendment are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Shareholders’ Agreement.

RECITALS:

On August 17, 2009, the Parties entered into that certain Shareholders’ Agreement by and among the Company and its Shareholders (the “Shareholders’ Agreement”), which is incorporated herein by reference;

Each of the Shareholders continues to be the record owner of that number of Shares set forth alongside its name on Schedule A to the Shareholders’ Agreement; and

As a result of the Company’s intended purchase of the assets of Palm Harbor Homes, Inc. (the “Asset Purchase”) the Shareholders and the Company wish to enter into this First Amendment to provide for certain terms and conditions regarding the ownership and transfer of Shares, and certain other matters provided herein.

AGREEMENT:

NOW, THEREFORE, in consideration of premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENTS:

1.	Schedule “B” to the Shareholders’ Agreement shall be amended to include the following at the end thereof:

“For purposes of this Schedule B, the term “EBITDA” Pertaining to the Company means, Consolidated Net Income plus Consolidated Income Tax Expense (or minus Consolidated Income Tax Benefit) plus Consolidated Depreciation and Amortization plus Fleetwood Homes Interest Expense plus Palm Harbor Homes (Excludes CountryPlace) Interest Expense minus Fleetwood Homes Interest Income minus Palm Harbor Homes (Excludes CountryPlace) Interest Income minus any one-time gain (or plus any one time loss) on an asset sale.

Example for Illustration Purposes Only

Consolidated Net Income	$10,000,000
Consolidated Income Tax Expense	4,000,000
Consolidated Depreciation and Amortization	1,000,000
Fleetwood Homes Interest Expense	500,000
Palm Harbor Homes Interest Expense	500,000
Fleetwood Homes Interest Income	(1,000,000)
Palm Harbor Homes Interest Income	(1,000,000)
Gain on sale of idle facility	(750,000)
Loss on sale of idle facility	750,000
EBITDA	$14,000,000

“Cash and cash equivalents” means consolidated cash and cash equivalents minus (i) cash and cash equivalents at Standard Casualty minus (ii) Excess cash and cash equivalents at CountryPlace.”

“CountryPlace” means, collectively, CountryPlace Holdings, LLC, a Delaware limited liability company, CountryPlace Acceptance Corporation, a Nevada corporation, CountryPlace Mortgage, Ltd., a Texas limited partnership, CountryPlace Mortgage Holdings, LLC, a Delaware limited liability company, CountryPlace Acceptance G.P., LLC, a Texas limited liability company, and CountryPlace Acceptance L.P., LLC, a Delaware limited liability company, CountryPlace Funding, a Delaware corporation, and CountryPlace Title, LTD, a Texas corporation.”

“Excess cash and cash equivalents at CountryPlace” means any cash and cash equivalents in excess of $10,000,000.”

“Standard Casualty” means Standard Casualty Co., a Texas corporation, Standard Insurance Agency, Inc., a Texas corporation, and Palm Harbor Insurance Agency of Texas, a Texas corporation.

2.	This First Amendment constitutes the entire agreement of the Parties to amend the Shareholders’ Agreement. Except as expressly amended by this First Amendment, the Shareholders’ Agreement and the First Amendment remain in full force and effect, without modification.

3.	This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this First Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original First Amendment for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

4.	The provisions and substance of sections 9.5, 9.6, 9.7, and 9.8 of the Shareholders’ Agreement shall apply to this First Amendment as if included as a part hereof.

5.	This First Amendment is subject to and shall be effective upon the closing of the Asset Purchase. In the event the transaction does not close, this Amendment shall be void.

IN WITNESS HEREOF, the Parties have executed this First Amendment on the date first written above.

Fleetwood Homes, Inc., a Delaware Corporation

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
Vice President

Cavco Industries, Inc., a Delaware Corporation

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
President

Third Avenue Trust, a Delaware business trust, on behalf of Third Avenue Value Fund

/s/ Vincent J. Dugan
Vincent J. Dugan
Chief Financial Officer